 Exhibit 99.3

Assembly Biosciences Announces the Closing of its Offering of Common Stock and
Full Exercise of the Underwriters’ Option to Purchase Additional Shares

INDIANAPOLIS and SAN FRANCISCO– July 16, 2018 – Assembly Biosciences, Inc. (Nasdaq:ASMB) (“Assembly”), today announced the closing of its previously announced underwritten public offering of 4,600,000 shares of its common stock to the public at $36.00 per share, which included the exercise in full by the underwriters of their option to purchase 600,000 additional shares of common stock. The gross proceeds to Assembly from this offering were $165.6 million, before deducting underwriting discounts and commissions and other estimated offering expenses payable by Assembly. Assembly intends to use the net proceeds from the sale of the common stock to fund clinical trials, nonclinical studies, research and development and for general corporate purposes.

Jefferies LLC, Leerink Partners LLC, William Blair & Company, L.L.C. and Mizuho Securities USA LLC acted as joint bookrunning managers for the offering. Robert W. Baird & Co. Incorporated acted as lead manager, and National Securities Corporation acted as co-manager for the offering.

The securities described above were offered pursuant to two shelf registration statements (File Nos. 333-208806 and 333-222366), which were declared effective by the United States Securities and Exchange Commission (“SEC”) on January 19, 2016 and January 10, 2018, respectively. A final prospectus supplement relating to this offering was filed with the SEC on June 13, 2018 and is available on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and accompanying prospectuses may be obtained by contacting Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, by telephone at (877) 821-7388, or by email at prospectus_department@jefferies.com; Leerink Partners LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA, 02110, by telephone at (800) 808-7525, ext. 6132, or by email at syndicate@leerink.com; William Blair & Company, L.L.C., Attention: Prospectus Department, 150 North Riverside Plaza, Chicago, IL 60606, by telephone at (800) 621-0687, or by email at prospectus@williamblair.com; or Mizuho Securities USA LLC, Attention: Equity Capital Markets, 320 Park Ave., New York, NY 10022, or by email at US-ECM@us.mizuho-sc.com, or by telephone at (212) 205-7600.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Assembly Biosciences

Assembly Biosciences, Inc. is a clinical-stage public biotechnology company developing two innovative platform programs: an HBV program advancing a new class of oral therapeutic candidates for the treatment of hepatitis B virus (HBV) infection and a microbiome program developing novel oral synthetic live biotherapeutic candidates for disorders associated with the microbiome. Assembly’s HBV-cure program is advancing multiple drug candidates with the aim of increasing cure rates in patients with chronic HBV. Assembly’s microbiome program consists of a fully integrated platform that includes a robust strain identification and selection process, methods for strain isolation and growth under current Good Manufacturing Practices and a patented delivery system, GEMICEL®, which allows for targeted oral delivery of live biologic and conventional therapies to the lower gastrointestinal tract.

Forward-Looking Statements

The information in this press release contains forward-looking statements regarding future events, including statements about Assembly’s use of proceeds. Assembly intends such forward-looking statements to be covered by the safe harbor provisions contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. More information about the risks and uncertainties faced by Assembly are more fully detailed under the heading “Risk Factors” in Assembly’s Annual Report on Form 10-K for the year ended December 31, 2017, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 filed with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release. Except as required by law, Assembly assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Investors:
Lauren Glaser
(415) 521-3828
lglaser@assemblybio.com